CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report dated January 17, 1995 and to all references to our firm included in or made a part of this JeffBanks, Inc. Form S-4 Registration Statement.


ARTHUR ANDERSEN LLP
Philadelphia, PA
 November 12, 1996